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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 30, 2002

                               AQUAPRO CORPORATION
             (Exact name of Registrant as specified in its charter)

           TENNESSEE                   0-29258                   62-1598919

(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)


             1100 Highway 3
         Sunflower, Mississippi                                       38778

(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (662) 569-3331





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         This Current Report on Form 8-K is filed by AquaPro Corporation, a
Tennessee corporation (the "Company"), in connection with the matters described herein.

ITEM 4. Changes in Registrant's Certifying Accountants

         At a meeting held on May 26, 2002, the Board of Directors of the Company approved the engagement of Horne CPA Group as its independent auditors for the fiscal year ending June 30, 2002 to replace the firm of Ernst & Young LLP, who resigned as auditors of the Company effective May 26, 2002. The audit committee of the Board of Directors approved the change in auditors on May 26, 2002.

         The reports of Ernst & Young LLP on the Company's financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion. The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years were modified as to going concern uncertainty.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 2001, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 30, 2002, is filed as Exhibit 1 to this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30,2002                      AQUAPRO CORPORATION

                                          By: /s/ George S. Hastings, Jr.
                                              ----------------------------------
                                              George S. Hastings, Jr.





                                       -2-

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                                  EXHIBIT INDEX

Exhibit
Number   Description
 1       Ernst & Young LLP Letter of Agreement to Statements